UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 10, 2008

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2008, the Registrant and Costa Brava Partnership III, L.P, Seth W. Hamot, Roark, Rearden and Hamot, LLC, and Roark, Rearden and Hamot Capital Management, LLC (“Costa Brava”) entered into an agreement to end a potential proxy contest. Under the terms of the agreement, Costa Brava agreed to withdraw its proposed nominees for election to the Registrant’s Board of Directors at the 2008 Annual Meeting of its stockholders and the Registrant agreed to withdraw pending litigation between the parties in the Circuit Court of the County of Henry, Virginia. It was further agreed that a mutually agreed upon shareholder representative may attend the Registrant’s Board meetings as an observer for a certain period of time. Customary standstill and expense reimbursement provisions were also included. The agreement is attached to this report as exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On April 10, 2008 the Registrant issued a press release announcing the resolution of a potential proxy contest with Costa Brava. A copy of the press release detailing this resolution is attached to this report as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1 Agreement between the Registrant and Costa Brava.

Exhibit 99 News release issued by Bassett Furniture Industries, Inc. on April 10, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: April 16, 2008	By:	/s/ Barry C. Safrit
Barry C. Safrit
	Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Description

Exhibit No. 10.1	Agreement between Bassett Furniture Industries, Inc. and Costa Brava

Exhibit No. 99	News release issued by Bassett Furniture Industries, Inc. on April 10, 2008.